UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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Lifetime Brands, Inc.

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253 186 45 58 174 118 55 84 168 246 100 56 CREATING A PREMIER HOUSEWARES PLATFORM

IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements, including the Company’s statements related to the proposed acquisition of Taylor and statements regarding expected benefits of the acquisition and the timing and financing thereof. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the Company’s stockholders may not approve the transaction; the conditions to the completion of the transaction may not be satisfied; debt financing may not be available on favorable terms, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; the Company may assume unexpected risks and liabilities; completing the acquisition may distract the Company’s management from other important matters; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent filings with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Additional Information and Where to Find It Certain aspects of the proposed acquisition will be submitted to the Company’s stockholders for their consideration. In connection with the proposed acquisition, the Company will prepare a proxy statement for the Company’s stockholders to be filed with the SEC, and will mail the proxy statement to its stockholders and file other documents regarding the proposed acquisition with the SEC. The Company urges investors and stockholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from the Company upon written request to the Corporate Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, NY 11530. Participants in Solicitation The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the approval of the issuance of the shares of the Company’s common stock in connection with the acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed acquisition will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2017. You can obtain free copies of such definitive proxy statement using the contact information above. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this presentation are reconciliations of these non-GAAP financial measures to the comparable financial measures calculated in accordance with GAAP.

PRESENTERS Jeffrey Siegel Chairman and Chief Executive Officer Robert B. Kay Chairman and Chief Executive Officer Laurence Winoker Chief Financial Officer

AGENDA A Transformational Transaction Filament Brands Transaction Overview A Premier Housewares Platform Note: Dollar values in millions throughout unless otherwise noted, all figures assume current tax law

A TRANSFORMATIONAL TRANSACTION

trans-for-ma-tion-al The act or an instance of transforming The state of being transformed A marked change for the better

CREATING A PREMIER HOUSEWARES PLATFORM SCALE: Increased scale creates key advantages in today’s dynamic environment BRANDS: Adds three new leading brands into our portfolio PRODUCTS: Expansion into complementary product segments CUSTOMERS: Increased relevance at retail and partnerships in new channels PLATFORM: Creates preeminent consolidation platform in Housewares MANAGEMENT: Combination of two proven management teams PROFITABILITY: Meaningfully enhances margins and cash flow

SCALE: #1 NORTH AMERICAN NON-ELECTRIC HOUSEWARES COMPANY Source: Euromonitor Retail Sales Data for North America CY2016 Housewares industry, including cooking utensils, dishes, tableware, cutlery, drinkware, and other small articles used in a home #1 #3

OUR LEADING BRANDS

ADDS NEW COMPLEMENTARY PRODUCT SEGMENTS Enhanced Kitchen Measurement #1 Wine & Bar #1 Commercial #1 Weather Measurement Kitchen Tools & Gadgets Bath Measurement #1 New Segment New Segment Enhanced Segment New Segment New Segment New Segment #1 (1) (1) Pro forma for transaction with Lifetime Brands

INCREASED RELEVANCE WITH CUSTOMERS Combined Revenue Relative to Lifetime Brands Key New Relationships 1.2x 11.1x 1.9x 1.6x 11.1x 1.7x 1.2x Direct-to-Consumer 1.2x 1.4x 2.0x 7.6x

LEADING HOUSEWARES CONSOLIDATION PLATFORM Proven Integration Capabilities and Repeatable M&A Strategy 2013 2014 2017 2014 2016 2016 2014 2012 2014 2014 2016 2012 2013 2017 14 transactions

EXPANDED MANAGEMENT CAPABILITIES Highly Experienced Filament Brands Team Robert B. Kay

+30% PROFITABILITY: ENHANCED MARGINS AND CASH FLOW Milestone on the Road to Surpassing $100 million in EBITDA Net Sales EBITDA EBITDA Margin +2x +400 bps $770 $85+ 11% (1) (1) Meaningfully Accretive EPS Accretive Note: Represents pro forma estimated figures at close (1) Includes $8 million of estimated cost synergies

FILAMENT BRANDS

FILAMENT BRANDS OVERVIEW

Net Sales Profile



Kitchenware 36%
Commercial 36%
Retail Direct 7%
Bath & Other 21%

Net Sales: $178 million

Key Brands

Category	Brands	#1 Segment Position
Kitchen Measurement	TAYLOR, SALTER	✓
Kitchen Tools & Gadgets	chef'n, dstil, vibe	
Wine & Bar	rabbit, RBT, MAKO, HOUDINI	✓
Commercial	TAYLOR, lab, Starbucks	✓
Bath Measurement	TAYLOR, Eat Smart, SALTER, HOMEDICS	✓
Weather Measurement/ Travel	SPRINGFIELD, TAYLOR	
Retail Direct	PLANETBOX, Eat Smart	

LifetimeBrands

Note: Represents figures for PF LTM Q3 2017

16

ICONIC BRANDS AND ROBUST PRODUCT PORTFOLIO

AWARD WINNING INNOVATION ENGINE Taylor Digital Scale 2017 RBT by Rabbit Wine Decanter 2016 Starbucks Hydration Chef’n Freshforce Citrus Press 2,000+ Reviews Red Dot Design Award Winner Strategic Partner and Exclusive Hydration Supplier

TRANSACTION OVERVIEW

KEY TRANSACTION HIGHLIGHTS Consideration(1) Value Creation Capital Structure Dividend Timing Aggregate purchase consideration of approximately $313 million Inclusive of synergies and the effect of the net present value of inherited tax attributes, represents a Pro Forma Adjusted EBITDA multiple of approximately 6.3x At close, Lifetime will issue additional shares to Filament’s equity holder representing 27% of Lifetime Brands common stock on a fully diluted basis At close, Lifetime will pay an agreed amount of cash, which is expected to be used to (x) repay preferred equity holders, (y) fund other transaction-related obligations and (z) repay certain outstanding debt Meaningfully accretive to Lifetime Brands normalized earnings per share in the first fiscal year after closing the transaction Expect to achieve run-rate synergies of $8 million within the first year and additional revenue synergy opportunity by leveraging complementary strengths not quantified Committed financing in place for cash portion and debt refinancing for the transaction Expected pro forma leverage ratio below 4.0x after synergies Achieve target leverage of 3.0x or below within two years from the close of the transaction Lifetime Brands expects to maintain its current dividend per share Transaction expected to close in the first half of 2018 Note: Represents figures for PF LTM Q3 2017 (1) Enterprise value calculated based on Lifetime Brands share price of $17.10 as of December 21, 2017; Estimated debt balance at closing. Net present value of tax benefits of $34 million Closing Conditions Subject to Hart-Scott-Rodino and Lifetime Brands shareholders approval

KEY GOVERNANCE HIGHLIGHTS Management Board of Directors Shareholder Considerations Jeffrey Siegel, currently Chairman and CEO of Lifetime Brands, will serve as Executive Chairman of Lifetime Brands Robert B. Kay, currently CEO of Filament Brands, shall become CEO of Lifetime Brands Lifetime Brands will increase the number of directors on the board from 10 to 13 One of whom shall be Robert B. Kay Two of whom shall be designated by Filament Brands equity holder Jeffrey Siegel to remain Chairman of Lifetime Brands Board of Directors Ronald Shiftan to remain Vice Chairman of Lifetime Brands Board of Directors Certain insider shareholders are in support of the transaction Filament’s equity holder will enter into a customary lock-up of their shares through 2019

COMMITMENT TO RAPID DELEVERAGING Committed financing in place to execute transaction High levels of cash flow generation from the combined companies that exceed industry averages High Free Cash Flow conversion drives rapid deleveraging Expect to maintain Lifetime’s current dividend per share Expect to Reduce Net Leverage to 3.0x or Below Within Two Years Estimated Net Debt / PF EBITDA Commentary

$8 MILLION OF IDENTIFIED SYNERGY OPPORTUNITIES Supply Chain Sales & Marketing Overlapping G&A Consolidate warehouses and eliminate overlapping functions related to warehousing Rationalize footprint and workforce in China Utilize Lifetime’s in-house sales force to reduce costs Eliminate overlapping marketing positions Elimination of redundant back office operations Expect to Fully Realize Synergies Within One Year Expect one-time costs of $4.5 million to achieve identified synergies One-Time Costs

A PREMIER HOUSEWARES PLATFORM

TRANSACTION CREATES CRITICAL MASS Net Sales: $590 million $770 million EBITDA: $46 million $85+ million(1) Leading Brands: 5 8 Product Segments Served: 22 27 #1 Positions 5 9 Operational Efficiencies: Improving Enhanced Free Cash Flow: Strong Stronger Transaction Creates a Larger and More Diversified Business Note: Represents pro forma estimated figures at close (1) Includes $8 million of estimated cost synergies

CLOSING THOUGHTS Creates company of meaningful scale in the Housewares industry with critical mass across all channels including eCommerce Milestone significantly accelerates Lifetime’s strategic objective to surpass $100 million in EBITDA Creates premier platform to continue to drive consolidation in the Housewares sector Financially compelling transaction which is accretive to EBITDA margins and to EPS Unlocks new opportunities in the commercial channel and creates expanded International sales opportunities Allows Lifetime to capitalize on its significant investments in Sales, Distribution, eCommerce, Sourcing, and IT infrastructure Product portfolio and corporate scale opportunities to grow both top and bottom line Adds new, long-term institutional shareholder to the ownership structure